LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

STATE OF PENNSYLVANIA

COUNTY OF MERCER

	Know all men by these presents, that I, Timothy G. Rubritz, an Executive Officer and the designated Principal Accounting Officer of F.N.B. Corporation, a corporation organized and existing under the laws of the State of Florida, do constitute and appoint James Orie, David Mogle, Scott Free, Vince Calabrese and Brian Lilly as my true and lawful attornies-in-fact, with full power of substitution, for me in any and all capacties, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4, or Form 5, respecting the securities of F.N.B. Corporation and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in me stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attornies-in-fact deems appropriate, hereby ratifying and confirming all that said attornies-in-fact may do or cause to be done by virtue hereof.

The authority of my attorney-in-fact shall be effective until I expressly revoke it and file the same with the Securities and Exchange commission.

I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither F.N.B. Corporation nor my attorney-in-fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

	IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of December, 2009.




                                         __/s/Timothy G. Rubritz__________
                                         Signature



                                         _____Timothy G. Rubritz________
                                         Print Name